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                                                        EXHIBIT 10(w)


                                   UST CORP.

                               SEVERANCE PAY PLAN
                         (AND SUMMARY PLAN DESCRIPTION)
                                JANUARY 1, 1995


I.       PURPOSE

         This Plan is intended to provide salary continuation to eligible employees of UST Corp. (the "Company") in the event that their employment is terminated as provided hereafter due to a reduction in force or a corporate restructuring or following a Change of Control. This Plan is intended to comply with all applicable requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Regulations promulgated thereunder for severance pay plans and is to be interpreted in a manner consistent with such requirements. This document contains the provisions of the Plan and the Summary Plan Description.

II.      ELIGIBILITY TO PARTICIPATE

         A.   In order to be eligible to participate in this Plan:

              1. You must be a regular full-time or part-time employee of the Company. (Temporary employees as classified by the Company are not eligible to participate in this Plan.)

              2. You must have completed at least three (3) months of employment with the Company at the time your employment terminates.

III.     QUALIFYING EVENTS

         A. An employee eligible to participate in this Plan under Section II above (a "participating employee") is entitled to receive benefits under the Plan only if the employee is on the Company's active payroll or on a leave of absence that has been approved in writing, with guaranteed reinstatement, at the time his/her employment terminates and only if termination occurs in one of the following circumstances:

              1. The participating employee's employment is terminated as a result of the elimination of his/her position with the Company in conjunction with a reduction in force or a corporate restructuring and the employee is not offered employment in a comparable position with the Company or one of its Affiliates; or

              2. The employee's employment is terminated other than for Cause by the Company within twelve (12) months following a Change of Control; and





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              3.      The employee is not then covered by another severance pay
                      plan or by an individual employment agreement or other severance arrangement providing benefits that in the aggregate are comparable to or exceed those for which the employee would otherwise be eligible under this Plan.

IV.      EXCLUSIONS

         A. The following are examples of events in which an employee would not qualify for benefits under this Plan:

              1. The employee resigns or otherwise voluntarily leaves his/her employment with the Company; or

              2. The employee's employment is terminated by the Company for Cause; or

              3. The employee is offered comparable employment at the time of the elimination of his/her position; or

              4. The employee is temporarily laid off, as determined by the Company; or

              5. The employee is on a leave of absence which has not been approved in writing or as to which reinstatement is not guaranteed.

         B. This Plan does not constitute a contract of employment for a specific term or otherwise alter the at-will nature of the employment relationship between any employee and the Company.


V.       BENEFITS

         A.   Benefits under the Plan are determined as follows:

              1. A participating employee with less than twenty (20) full years of continuous service as of the date the employee's employment terminates shall receive two (2) weeks salary, at the participating employee's final base rate of pay, for each full year of service with the Company as of the date the employee's employment terminates, to a maximum of twenty-six (26) weeks of pay; provided, however, that no participating employee shall receive less than three weeks pay, at that employee's final base rate.


              2. A participating employee with twenty (20) full years or more of continuous service as of the date the employee's employment terminates shall receive thirty-nine (39) weeks of salary, at the participating employee's final base rate of pay.





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              3.      In the case of any participating employee employed on a
                      part-time basis, benefits hereunder shall be pro- rated, based on the number of hours the employee is regularly scheduled to work per week.


         B. Provided that the participating employee elects to receive benefits as salary continuation under option 2 of paragraph C of this Section V, and provided further that the participating employee is currently enrolled in, and exercises his/her right to continue coverage under the Company's group health plan in accordance with applicable federal law ("COBRA"), then, for the duration of the period in which the participating employee is receiving such salary continuation or, if earlier, until the date the participating employee ceases to be eligible for continued coverage in accordance with COBRA, the Company shall continue to pay that share of the premium cost of the participating employee's coverage and that of his/her eligible dependents under the Company's group health plan that it pays for active employees of the Company and their eligible dependents generally or, following a Change of Control, the amount the Company was paying for active employees of the Company and their eligible dependents generally immediately prior to such Change of Control, if greater.

         C. Benefits under Section V.A for which a participating employee is eligible shall be reduced by all taxes and other amounts which the Company is required to withhold under applicable law and shall be payable, at the participating employee's election, (1) in a single lump sum within thirty (30) days following the date of termination of the participating employee's employment or (2) as salary continuation payable at the Company's regular payroll periods and in accordance with its regular payroll practices commencing on the next regular payday immediately following the date of termination of the participating employee's employment.

         D. Benefits otherwise payable under this Plan shall be reduced by any amounts to which the employee is entitled under applicable law as a result of the termination of his/her employment.

         E. The Company pays the full cost of benefits provided under this Plan from the Company's general assets.

         F. Benefits under the Plan are not assignable or subject to alienation. Likewise, benefits are not subject to attachments by creditors or through legal process against the Company or any employee.

         G. Notwithstanding anything to the contrary contained herein, any and all payments to be provided hereunder to or on behalf of any participating employee are subject to reduction to the extent required by applicable statutes, regulations, rules and





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         directives of federal, state and other governmental and regulatory bodies having jurisdiction over the Company and/or any of its Affiliates.

VI.      DEFINITIONS

         A. Words or phrases which are initially capitalized or within quotation marks shall have the meanings provided in this Section VI and as provided elsewhere herein. For purposes of this Plan, the following definitions apply:

              1. An "Affiliate" means any individual, corporation or other entity directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, equity interest or otherwise.

              2. "Cause" for termination means only (i) the employee's refusal to perform or gross negligence in the performance of, his/her duties and responsibilities for the Company or (ii) the employee's fraud, embezzlement or other material dishonesty with respect to the Company or any of its Affiliates or (iii) an action or omission by the employee in violation of the banking or other laws governing the operations of the Company and/or (iv) the employee's conviction of, or plea of no contest to, a felony, each as communicated to the employee by notice from the Company setting forth in reasonable detail the nature of such Cause.

              3. A "Change of Control" shall be deemed to have been consummated if hereafter

                               (i) any "person", as such term used in Section
                      13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") other than the Company or any of its subsidiaries or affiliates or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, of securities representing twenty-five (25%) percent or more of the combined voting power of the Company's then outstanding securities; or

                               (ii) during any period of two consecutive years
                      (not including any period prior to the establishment of this Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section V.A.3) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors





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                      then still in office who either were directors at the
                      beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                               (iii) the stockholders of the Company approve a
                      merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change of Control; or

                               (iv) the stockholders of the Company approve a
                      plan of complete liquidation of the Company; or

                               (v) there occurs a closing of a sale or other disposition by the Company of all or substantially all of the Company's assets.

              4. The "Company" means UST Corp. or, following a Change of Control, any successor of UST Corp.


VII.     ADMINISTRATION, CLAIMS PROCEDURE AND GENERAL INFORMATION

         A. The Company reserves the right to amend, modify and terminate the Plan. Also, the Company, as the Plan administrator within the meaning of ERISA, reserves full discretion to administer the Plan in all of its details, subject to the requirements of law. The Company shall have such discretionary powers as are necessary to discharge its duties. Any interpretation or determination that the Company makes regarding this Plan, including without limitation determinations of eligibility, participation and benefits, will be final and conclusive, in the absence of clear and convincing evidence that the Company acted arbitrarily and capriciously.

         B. Notwithstanding anything to the contrary contained herein, this Plan may not be modified, amended or terminated during the first twelve (12) months following a Change of Control, excluding only such administrative changes as may be required for the assumption of this Plan by the successor of Company upon a Change of Control, and any participating employee who is such for purposes of this Plan at the





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              time of a Change of Control will remain so for twelve (12) months following that Change of Control.

         C. If you believe you are being denied any rights under the Plan, you may file a claim in writing with the Company, as Plan administrator. If your claim is denied, in whole or in part, the Plan administrator will notify you in writing, giving the specific reasons for the decision, including specific reference to the pertinent Plan provisions and a description of any additional material or information necessary to perfect your claim and an explanation of why such material or information is necessary. The written notice will also advise you of your right to request a review of your claim and the steps that need to be taken if you wish to submit your claim for review. If the Plan administrator does not notify you of its decision within 90 days after it had received your claim (or within 180 days, if special circumstances exist requiring additional time, and if you had been given a written explanation for the extension within the initial 90-day period), you should consider your claim to have been denied. At this time you may request a review of the denial of your claim.

              A request for review must be made in writing by you or your duly authorized representative to the Company, as Plan administrator, within 60 days after you have received the notice of denial. As part of your request, you may submit written issues and comments to the Plan administrator, review pertinent documents, and request a hearing. The Plan administrator's written decision will be made within 60 days (or 120 days if a hearing is held or if other special circumstances exist requiring more than 60 days and written notice of the extension is provided to you within the initial 60-day period) after your request has been received. Again, the decision will include specific reasons, including references to pertinent Plan provisions.

         D. As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:

              1. examine, without charge, at the Plan administrator's office, all Plan documents and copies of the documents filed by the Plan administrator with the U.S. Department of Labor; and

              2. obtain copies of these documents and other Plan information upon written request to the Plan administrator. The Plan administrator may make a reasonable charge for the copies.

              In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries", have a duty to do so prudently and in the interest of Plan participants.





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              Neither the Company nor any other person may discriminate against an employee in any way to prevent him/her from obtaining benefits or exercising rights under ERISA.

              If a claim for benefits is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan administrator review and reconsider the claim.

              Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan administrator and you do not receive them within 30 days, a suit may be filed in federal court.

              In such a case, the court may require the Plan administrator to provide the materials and pay you up to $100 a day until they are received, unless they were not sent due to reasons beyond the Plan administrator's control. If you have a claim for benefits which is denied or not processed, in whole or in part, a suit may be pursued in a state or federal court. If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or may file suit in a federal court.

              The court will decide who should pay the court costs and legal fees. If you are successful, the court may order the other party to pay these costs and fees. If you should lose, the court may order you to pay these costs and fees.

              If you have any questions about the Plan, you should contact the Plan administrator. If there are any questions about this statement or about employee rights under ERISA, please contact the nearest area office of Pension and Welfare Benefits, U.S. Department of Labor.

         E. The following information about this Plan is provided in accordance with the applicable requirements of ERISA and the regulations promulgated thereunder:

              Plan Sponsor
              ------------

              UST Corp.
              40 Court Street
              Boston, MA  02108

              Employer Identification Number of Plan Sponsor
              ----------------------------------------------

              04-2436093

              Plan Number
              -----------

              515





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              Plan Administrator
              ------------------

              UST Corp.
              40 Court Street
              Boston, MA  02108
              Attn:  Human Resources Dept.
              Tel. (617) 726-7000

              Type of Administration
              ----------------------

              Company-administered

              Type of Plan
              ------------

              The plan is a severance pay plan

              Plan Year
              ---------

              The plan year is the calendar year

              Legal Process
              -------------

              The agent for service of legal
              process with respect to the plan is:

              General Counsel
              UST Corp.
              40 Court Street
              Boston, MA  02108





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